                                                                    EXHIBIT 10.4

                          Streamline Facility Agreement

                                 March 30, 2005

Onyx Software Corporation
1100-112th Avenue NE, Suite 100
Bellevue, Washington 98004

Gentlemen:

      Reference is made to the Loan and Security Agreement between you ("Borrower") and us ("Silicon") dated February 14, 2002 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"). Reference is also made to the Loan and Security Agreement (Exim Program) between you ("Borrower") and us ("Silicon") dated May 5, 2003 (as amended, restated, supplemented, or otherwise modified from time to time, the "Exim Loan Agreement"). This Streamline Facility Agreement (this "Agreement"), the Loan Agreement, the Exim Loan Agreement and all other written documents and agreements between us are referred to herein collectively as the "Loan Documents". Capitalized terms used, but not defined, in this Agreement shall have the meanings set forth in the Loan Agreement.

      This Streamline Facility Agreement amends and restates in its entirety that certain Streamline Facility Agreement between you and us and dated October 8, 2002.

      This will confirm the agreement of Silicon and Borrower that the following provisions shall apply, effective from and after the date hereof, so long as:
(i) Borrower maintains unrestricted cash (and cash equivalents) at Silicon plus "Minimum Excess Availability" (as defined below) equal to at least two times the aggregate amount of the outstanding Revolving Loans under the Loan Agreement and the Loans under the Exim Loan Agreement, including any amounts reserved against such Loans that would otherwise be available to Borrower pursuant to the terms thereof (including any amounts reserved against Revolving Loans and Loans with respect to Letters of Credit) (the "Minimum Availability Requirement"), (ii) no Default or Event of Default has occurred and is continuing; and (iii) Borrower is not in breach of its obligations under this Agreement (such application of the following provisions is referred to as the "Streamline Option"):

      1. Monthly Borrowing Base. Within 20 days after the end of each month, Borrower shall deliver to Silicon a Borrowing Base Certificate signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Controller of Borrower on Silicon's standard form, together with aged listings of accounts receivable and accounts payable, and transaction reports including sales, credit memoranda and collection journals and all other monthly reporting requirements set forth in the Loan Agreement.

      2. Changes to Reporting Requirements. Daily delivery to Silicon of transaction reports, schedules and assignments of Receivables, and schedules of collections, as called for by Section 4.3 of the Loan Agreement and Exim Loan Agreement, will not be required, but rather shall be provided as set forth in Paragraph 1 above.

      3. Standard Terms and Conditions Apply. Upon the earliest to occur of (a) a breach of the Minimum Availability Requirement, (b) the occurrence of a Default or Event of Default under the Loan Documents, or (c) a breach of Borrower's obligations under this Agreement, all of the respective terms and conditions of the Loan Agreement and Exim Loan Agreement that have been modified by this Agreement will immediately revert to the respective standard terms and conditions as provided for in the Loan Agreement or, as applicable, the Exim Loan Agreement (without giving effect to this Agreement), which standard terms will immediately go back into effect without any further action on the part of Silicon or Borrower.

      For the purposes hereof, "Minimum Excess Availability" shall mean the amount equal to the following: (i) the advance rate under the Loan Agreement multiplied by the amount of the Borrower's Eligible Receivables under the Loan Agreement (not to exceed the Maximum Credit Limit) plus the advance rate under the Exim Loan Agreement multiplied by the amount of the Borrower's Eligible Receivables under the Exim Loan Agreement (not to exceed the Maximum Credit Limit) less (ii) the principal amount of outstanding Loans under the Loan Agreement and Exim Loan Agreement in the aggregate (including any amounts reserved against Loans that would otherwise be available to Borrower pursuant to the terms thereof exclusive of any amounts reserved against Loans with respect to Letters of Credit).

      This Agreement, the Loan Agreement, the Exim Loan Agreement and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, oral representations, oral agreements and oral understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the respective terms and provisions of the Loan Agreement, the Exim Loan Agreement and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

      If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement and return it to us.

                                          Sincerely yours,

                                          Silicon Valley Bank

                                          By /s/ SHANE ANDERSON
                                            --------------------------------
                                            Title RELATIONSHIP MGR

Accepted and agreed:

Borrower:

   Onyx Software Corporation

   By /s/ JAMES O. BECK
     -----------------------
           TREASURER